ALBERTA REGISTRIES

RESTATED ARTICLES OF INCORPORATION

Business Corporations Act
Section 180

1. NAME OF CORPORATION:

SYNSORB BIOTECH INC.

2. CORPORATE ACCESS NO.

205993868

3. THE CLASSES, AND ANY MAXIMUM NUMBER OF SHARES THAT THE CORPORATION IS AUTHORIZED TO ISSUE:

The annexed Schedule "A" is incorporated into and forms part of this form.

4. RESTRICTIONS ON SHARE TRANSFERS (IF ANY):

No Restrictions

5. NUMBER, OR MINIMUM AND MAXIMUM NUMBER, OF DIRECTORS THAT THE CORPORATION MAY HAVE:

Minimum of one (1); maximum of eleven (11).

6. RESTRICTIONS IF ANY ON BUSINESS THE CORPORATION MAY CARRY ON.

None.

7. OTHER RULES OR PROVISIONS (IF ANY):

The annexed Schedule "B" is incorporated into and forms part of this form.

THE FOREGOING RESTATED ARTICLES OF INCORPORATION CORRECTLY SET OUT, WITHOUT SUBSTANTIVE CHANGE THE CORRESPONDING PROVISIONS OF THE ARTICLES OF INCORPORATION AS AMENDED AND SUPERSEDE THE ORIGINAL ARTICLES OF INCORPORATION.

DATE	SIGNATURE	NAME AND TITLE
MAY 0 8 2002	[signature]	Print Name: Gerry C. Quinn Print Title: Director

This information is being collected for the purposes of Alberta Registries records in accordance with the Business Corporations Act

ELECTRONICALLY FILED WITH
ALBERTA REGISTRIES ON
MAY 0 8 2002 pm
by BLAKE, CASSELS & GRAYDON LLP
Corporate Services

SCHEDULE "A"
RESTATED ARTICLES OF INCORPORATION
OF
SYNSORB BIOTECH INC.

(share structure)

1. Unlimited Common Shares without nominal par value to which shares shall be attached the right to (i) vote at any meeting of shareholders of the Corporation; (ii) receive any dividend declared by the Corporation; and (iii) receive the remaining property of the Corporation upon dissolution.

2. (a) The Preferred Shares may from time to time be issued in one or more series, and the Directors may fix from time to time before such issue the number of Preferred Shares which is to comprise each series and the designation, rights, privileges, restrictions and conditions attaching to each series of Preferred Shares including, without limiting the generality of the foregoing, any voting rights, the rate or amount of dividends or the method of calculating dividends, the dates of payment thereof, the terms and conditions of redemption, purchase and conversion, if any, and any sinking fund or other provisions;

   b) The Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets or return of capital in the event of liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other return of capital or distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, be entitled to preference over the Common Shares, and over any other shares of the Corporation ranking by their terms junior to the Preferred Shares. The Preferred Shares of any series may also be given such other preferences, not inconsistent with these Articles, over the Common Shares, and any other shares of the Corporation ranking by their terms junior to the Preferred Shares as may be fixed in accordance with subclause (a) above; and

   c) If any cumulative dividends or amount payable on the return of capital in respect of a series of Preferred Shares are not paid in full, all series of Preferred Shares shall participate ratably in respect of accumulated dividends and return of capital.

SCHEDULE "B"
RESTATED ARTICLES OF INCORPORATION
OF
SYNSORB BIOTECH INC.

(other provisions)

a. The directors of the Corporation may, without authorization of the shareholders:

   i. borrow money on the credit of the Corporation;

   ii. issue, reissue, sell or pledge debt obligations of the Corporation;

   iii. subject to the Business Corporations Act of Alberta, give a guarantee on behalf of the Corporation to secure performance of an obligation of any person; and

   iv. mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any obligations of the Corporation.

b. The directors may, by resolution, delegate the powers referred to in subsection (a) hereof to a director, a committee of directors or an officer.

c. The directors may, between annual general meetings, appoint one or more additional directors of the Corporation to serve until the next annual general meeting, but the number of additional directors shall not at any time exceed 1/3 of the number of directors who held office at the expiration of the last annual general meeting of the Corporation.

d. Meetings of the shareholders may be held at any place within Canada or the United States of America.